SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2011
(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◦	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of shareholders on May 18, 2011. Of 4,457,204 shares outstanding on the record date of the meeting (March 31, 2011) and entitled to vote, 3,784,262 shares were represented in person or by proxy. Two matters were voted on by the shareholders and approved at the meeting; one was to fix the number of directors at eight and to elect the following individuals as directors for the year.

Nominees	Votes For	Votes Withheld	Broker Nonvotes
Cynthia D. Borck	2,860,664	37,423	886,175
Steven J. Bourgeois	2,887,057	11,030	886,175
Kenneth D. Gibbons	2,861,597	36,490	886,175
Timothy W. Sargent	2,885,457	12,630	886,175
David S. Silverman	2,861,704	36,383	886,175
John H. Steel	2,895,747	2,340	886,175
Schuyler W. Sweet	2,895,344	2,743	886,175
Cornelius J. Van Dyke	2,887,357	10,730	886,175

The second was to ratify the selection of the firm of Berry, Dunn, McNeil & Parker as the Company’s external auditors for 2011. There were 3,749,898 votes for, 14,346 votes against, and 20,018 votes abstained. The number of votes in favor was sufficient to ratify the appointment.

Item 8.01: Other Events
Changes in Directors and Officers
At the Union Bankshares, Inc. annual stockholder meeting held on May 18, 2011, Directors Richard C. Sargent and Robert P. Rollins retired from their positions as directors of Union Bankshares, Inc. as they had reached the mandatory retirement age.
Additionally, Timothy W. Sargent, a current director of Union Bank, a subsidiary of Union Bankshares, Inc., and David S. Silverman, President of Union Bankshares, Inc. and Union Bank as well as a current director of Union Bank were elected for the first time by the shareholders to the Union Bankshares, Inc. Board of Directors.
At the Union Bankshares, Inc. organizational Board meeting held after the annual shareholders meeting on May 18, 2011, Kenneth D. Gibbons, Chief Executive Officer of Union Bankshares, Inc. and Union Bank was named Chairman of the Board.

Changes in Committee Composition
At the Union Bankshares, Inc. organizational Board meeting held after the annual shareholders meeting on May 18, 2011 the following committees were appointed:

Audit Committee
Steven J. Bourgeois, Financial Expert, Chair
Timothy W. Sargent
Schuyler W. Sweet

Compensation Committee
Schyler W. Sweet, Chair
John H. Steel
Neil J. Van Dyke

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 20, 2011	/s/ Kenneth D. Gibbons
Kenneth D. Gibbons
Chief Executive Officer

May 20, 2011	/s/ Marsha A. Mongeon
Marsha A. Mongeon
Treasurer/Chief Financial Officer